Exhibit 10.37

GENERATION HEMP INC.

2021 OMNIBUS INCENTIVE PLAN

NOTICE OF INCENTIVE STOCK OPTION

Generation Hemp Inc., a Delaware corporation (the “Company”) grants to you the following Incentive Stock Option to purchase Shares of the common stock of the Company, no par value per share, pursuant to the Company’s 2021 Omnibus Incentive Plan (the “Plan”) and the attached Incentive Stock Option Award Agreement (the “Award Agreement”):

Participant:	[insert name]

Total Number of Shares:	[insert number of shares]

Date of Grant:	[insert date]

Option Price per Share:	[insert Fair Market Value as of Date of Grant]

Vesting Commencement Date:	[insert Vesting Commencement Date]

Vesting Schedule:	[insert Vesting Schedule]

Final Exercise Date:	[insert Final Exercise Date]. The Option may expire earlier pursuant to Section 2 of the Award Agreement if the Participant’s relationship with the Company is terminated, or pursuant to Section V of the Plan.

GENERATION HEMP INC.
2021 OMNIBUS INCENTIVE PLAN

Incentive Stock Option Award Agreement

Dear [insert name],

On [insert date], the Committee approved a grant of an Incentive Stock Option (the “Option”) to you to purchase Shares of common stock of Generation Hemp Inc., (the “Company”) pursuant to the Generation Hemp Inc. 2021 Ominbus Incentive Plan (the “Plan”). The Option shall constitute and be treated at all times by you and the Company as an “incentive stock option,” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined in this Award Agreement shall have the meaning set forth in the Plan and the attached Notice of Incentive Stock Option (the “Notice”).

You are hereby granted an Option to purchase [insert number] Shares of common stock of the Company at the Option Price which represents the Fair Market Value of the Shares of common stock of the Company on the Date of Grant.

1. Vesting. This Option may be exercised only to the extent it is vested. Subject to your not having incurred a Separation from Service from the Company prior to the applicable vesting dates, this Option shall vest and become exercisable at the time or times set forth in the Notice.

[Include, if applicable: Notwithstanding the schedule in the Notice, in the event your Separation from Service is due to your death or Disability, the unvested portion of your Option shall become one hundred percent (100%) vested on the date of your death or Disability.]

2. Duration of Option. Except as otherwise provided herein, this Option may be exercised for three (3) months after you incur a Separation from Service from the Company; provided, however, in the event your Separation from Service is due to your death or Disability, the Option may be exercised for one year following such Separation from Service. In no case, however, may the Option be exercised after the Final Exercise Date set forth in the Notice. If, prior to the final exercise date set forth in the preceding sentence, you incur a Separation from Service for Cause (as defined below), the right to exercise the Option shall terminate immediately upon the effective date of such Separation from Service. If you are a party to an agreement with the Company that contains an applicable definition of “cause,” “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct or willful failure to perform your responsibilities to the Company (including, without limitation, breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between you and the Company), as determined by the Company, which determination shall be conclusive. You shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after your resignation, that discharge for “Cause” was warranted.

3. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the vesting schedule set out in Section 1.

(b) Method of Exercise. This Option is exercisable by delivery of an Exercise Notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares of common stock of the Company in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by you and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment in full of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

No Shares of common stock of the Company shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the exercised Shares shall be considered transferred to you on the date the Option is exercised with respect to such Exercised Shares.

4. Method of Payment. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at your election:

(a) cash;

(b) check;

(c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

(d) surrender of other Shares of common stock of the Company which (i) in the case of Shares of common stock of the Company acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Exercised Shares.

5. Non-Assignability of Option. This Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your disability, this Option may be exercised by your representative. The terms of the Plan and this Award Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

6. Legend. Any certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer and/or voting of the Company securities):

“THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER THEREOF, ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVISIONS OF THE BYLAWS OF THE COMPANY, A COPY OF WHICH IS ON FILE IN, AND MAY BE EXAMINED AT, THE PRINCIPAL OFFICE OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

7. Code Section 409A. The Option Price is intended to be not less than the Fair Market Value of the common stock of the Company on the Date of Grant. The Company has determined the Fair Market Value of the common stock of the Company in good faith and using the reasonable applicable of a reasonable valuation method, for purposes of determining the Option Price. Notwithstanding this, the Internal Revenue Service may assert that the Fair Market Value of the common stock of the Company on the Date of Grant was greater than the Option Price. Under Code Section 409A, if the Option Price is less than the Fair Market Value of the common stock of the Company on the Date of Grant, this Option may be treated as a form of deferred compensation and you may be subject to an additional twenty percent (20%) tax, plus interest and possible penalties. You hereby acknowledge that the Company has advised you to consult with a tax advisor regarding the potential impact of Code Section 409A and that the Company, in the exercise of its sole discretion and without your consent, may amend or modify this Award Agreement in any manner and delay the payment of any amounts payable pursuant to this Award Agreement to the minimum extent necessary to meet the requirements of Code Section 409A, as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this Award Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this Award Agreement.

8. No Guarantee of Continued Service. YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF OPTIONS PURSUANT TO THE VESTING SCHEDULE SET FORTH HEREIN ARE EARNED ONLY BY CONTINUING SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR SERVICE WITH OR WITHOUT CAUSE.

The Plan is incorporated herein by reference and a copy is attached hereto. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Award Agreement is governed by the laws of the State of Texas.

By your signature and the signature of the Company’s representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. You have reviewed the Plan and this Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Award Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

PARTICIPANT	GENERATION HEMP INC.

Signature	By

Print Name	Title

Residence Address

Exhibit A

EXERCISE NOTICE

OF INCENTIVE STOCK OPTION

Generation Hemp Inc.

------------------------

(date)

Re: Incentive Stock Option

Notice is hereby given pursuant to Section 3 of my Incentive Stock Option Award Agreement that I elect to purchase the number of Shares set forth below at the Option Price set forth in my Incentive Stock Option Award Agreement:

Stock Option dated:	---------------------------

Number of shares being purchased:	---------------------------

Option Price:	---------------------------

Aggregate Option Exercise Price:	---------------------------

A check (or cash) in the amount of the aggregate price of the shares being purchased is attached [or specify other method of payment].

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Generation Hemp 2021 Omnibus Incentive Plan.

(Signature)

(Name of Optionee)